C2 Blockchain Inc. Launches AI-Powered Crypto Chatbot in Beta, Pioneering New Subscription Revenue Model and Advancing Toward Market Leadership in Web3 Intelligence

MIAMI BEACH, FL / ACCESS Newswire / May 5, 2025 / C2 Blockchain Inc. (OTC PINK:CBLO), a forward-thinking blockchain infrastructure and digital asset strategy company, proudly announces the beta launch of its proprietary AI-powered crypto chatbot - a powerful trading assistant aimed at transforming how individuals and institutions engage with the crypto markets. With this launch, the company not only deepens its technological footprint but also introduces a scalable, recurring subscription-based revenue stream.

An Intelligent Crypto Companion Built for the Next Era of Digital Trading

The AI chatbot combines blockchain analytics, real-time trading data, machine learning, and a conversational interface to empower users with deep market insights and dynamic strategy development tools. Designed to continuously learn and improve, the system is capable of tracking price action, interpreting on-chain behavior, digesting news and sentiment data, and assisting users in crafting strategies suited to their individual risk profiles.

C2 Blockchain's vision is to develop one of the most advanced AI crypto assistants in the market - capable of not only reacting to market conditions, but anticipating them. The beta version is a major step forward, offering traders early access to a suite of features designed for speed, customization, and strategic depth.

Key Functionalities:

•	Live crypto signal generation
•	Strategy backtesting with historical datasets
•	Portfolio optimization tools
•	Whale movement alerts and token health indicators
•	Multi-source market sentiment tracking
•	Conversational strategy queries and trade coaching
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Beta Testing Underway, Full Launch Expected by End of Q2 2025

The platform is currently undergoing beta testing with early users, traders, and blockchain analysts. Feedback from this phase will guide final tuning before its planned public launch later this quarter.

"AI is the next major leap in digital asset engagement," said Levi Jacobson, CEO of C2 Blockchain. "Our chatbot isn't just a feature - it's a foundation for a smarter, more responsive crypto ecosystem. We're committed to building the most intelligent, accessible crypto strategy assistant available today."

Subscription Model Introduced to Drive Recurring Revenue Growth

As part of its monetization strategy, C2 Blockchain has introduced a flexible monthly subscription model to align with the diverse needs of individual and institutional traders:

•	Starter - $29/month: Includes chatbot access, price feeds, and basic strategy tools
•	Pro - $79/month: Adds deeper analytics, alerts, multi-asset backtesting, and portfolio syncing
•	Enterprise - Custom Pricing: Full data access, APIs, institutional support, and white-labeling options
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Strategic Alignment with C2 Blockchain's Broader Roadmap

The launch complements C2's core operations in crypto mining and digital asset investment. The company continues to actively hold and accumulate top-tier assets such as Ethereum and Cardano, while also investing in infrastructure partnerships like its recent collaboration with CoinEdge for decentralized lending solutions.

As the crypto ecosystem matures, C2 Blockchain is positioning itself at the intersection of AI, blockchain, and fintech - delivering tools and infrastructure that empower users in a decentralized world.

About C2 Blockchain Inc.

C2 Blockchain Inc. (OTC PINK: CBLO) is a blockchain infrastructure and crypto innovation company based in Miami Beach, Florida. Focused on mining operations, strategic digital asset holdings, and AI-powered platforms, the company aims to help usher in the future of decentralized finance through scalable, intelligent solutions.

For more information, visit: https://c2blockchain.com

Investor & Media Contact: info@c2blockchain.com

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